Exhibit 99.1

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT ("Supply Agreement") made as of the Commencement Date (as defined below) between CENTRIX PHARMACEUTICAL, INC., an Alabama corporation having its principal place of business at 31 Inverness Center Parkway, Suite 270, Birmingham, Alabama 35242 ("CENTRIX") and INTERPHARM HOLDINGS, INC., a Delaware corporation having its principal place of business at 69 Mall Drive, Commack, New York 11725 ("INTERPHARM"). RECITALS

A. WHEREAS, INTERPHARM is engaged in the business of developing, manufacturing, packaging and selling pharmaceutical products.

B. WHEREAS, CENTRIX is engaged in the business of developing, selling and marketing certain prescription and non-prescription pharmaceutical products.

C. WHEREAS, CENTRIX desires to retain the services of INTERPHARM to develop, manufacture, package and supply certain products as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows: ARTICLE 1 - DEFINITIONS

1.1 After Year 1. "After Year 1" shall mean each twelve (12) month period of the Purchase Term following Year 1.

1.2 Approved Labeling.  "Approved Labeling" shall include all of the following :
(i) the Product label to be affixed to the bottle; (ii) the Product package insert (the "Insert"); and (iii) the Product patient-information leaflet, in the form attached as Exhibit E.

1.3 Bright Stock. "Bright Stock" shall mean bottles of Product packaged without an external label that are not for commercial sale or distribution and require further processing. Bright Stock shall be shipped only to a CENTRIX facility for final processing ____________________________________________.

1.4 CENTRIX Trade Dress. "CENTRIX Trade Dress" shall mean CENTRIX's trade dress and Approved Labeling for the Product set forth in Exhibit C(2).

1.5 Commencement Date. "Commencement Date" shall mean the date of the first shipment of Product by INTERPHARM.

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1.6  Commercially  Reasonable.  Commercially  Reasonable  shall  mean a  Party's reasonable efforts and diligence in accordance with its normal business, economic, legal, medical and scientific judgment, taking into account the competitiveness of the marketplace, the proprietary position of a Product, other products it produces, the regulatory structure involved, the profitability of a Product, and other relevant factors including, without limitation, technical, legal, scientific, medical, economic or other related factors.

1.7 Confidential Information. "Confidential Information" shall mean with respect to a Party, all information of any kind whatsoever (including without limitation, data, Data (as defined in Section 2.1, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports), which is disclosed by such Party to the other Party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other Party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other Party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing Party to the other Party, (b) to have become publicly known, without fault on the part of the other Party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other Party at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other Party prior to disclosure of such information by the disclosing party to the other Party, or
(e) to have been independently developed by employees or agents of the other party without the use of such information disclosed by the disclosing party to the other Party.

1.8  The  FDA.   The  "FDA"   shall  mean  the  United   States  Food  and  Drug
Administration, or any successor entity thereto.

1.9 Firm Commitment. "Firm Commitment" shall mean the total number of tablets of the Product, regardless of trade dress or configuration, that CENTRIX has committed to purchase from INTERPHARM in any one year period under this Supply Agreement, as set under the heading Firm Commitment in Exhibit A. All tablets must be ordered in increments of __________________, and all tablets of Product ordered in any Year shall be deemed to be part of the Firm Commitment until the full amount of the Firm Commitment is satisfied.

1.10 Forecast. "Forecast" shall mean a rolling twelve (12) month forecast of CENTRIX's orders for the Product from INTERPHARM.

1.11 Hidden Defect. "Hidden Defect" shall mean any instance where a lot of a Product fails to conform to the applicable specifications or is otherwise defective or fails to conform to the warranties given by INTERPHARM herein, and such failure would not be discoverable upon reasonable physical inspection or standard testing of such Product upon receipt by CENTRIX.

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1.12 Initial  Territory.  "Initial  Territory"  shall mean the United  States of
America and its territories and possessions, including Puerto Rico.

1.13 INTERPHARM Trade Dress. "INTERPHARM Trade Dress" shall mean Interpharm's trade dress for the Product set forth on Exhibit C(1).

1.14 License Fee. "License Fee" shall mean the amount set forth under the heading "License Fee Per Tablet" in Exhibit A for each Firm Commitment tablet of the Product.

1.15 Manufacturing Defect. "Manufacturing Defect" means any Product defect caused by the manufacturing, handling or storage of the Product by Interpharm prior to transfer of ownership of the Product to Centrix.

1.16 Minimum Order. "Minimum Order" shall mean at least 25% of the Firm Commitment by the end of the first quarter in any Year after Year 1, at least 50% of the Firm Commitment by the end of the second quarter in any Year after Year 1, at least 75% of the Firm Commitment by the end of the third quarter of any Year after Year 1 and 100% of the Firm Commitment by the end of any Year after Year 1.

1.17 Option Tablets. "Option Tablets" shall mean the number of tablets of the Product set forth under the heading "Option Tablets" in Exhibit A which may be purchased by CENTRIX from INTERPHARM ______________. Tablets purchased in any one year period shall only be considered Option Tablets to the extent that the Firm Commitment for that Year has been satisfied.

1.18 Patents. The "Patents" shall mean any issued patents or patent rights held by third parties, which would be infringed by the manufacture, use or sale of the Product to be manufactured by INTERPHARM for CENTRIX pursuant to the terms of this Supply Agreement.

1.19 Product. The "Product" shall mean the Product listed in Exhibit A.

1.20 Purchase Price. The "Purchase Price" shall mean _____ times the number of Firm Commitment or Option Tablets ordered.

1.21 Purchase Term. The "Purchase Term" shall mean the shorter of the one-hundred twenty (120) month period that begins on the Commencement Date, or the date this Supply Agreement is terminated in accordance with its terms. In the event that neither Party gives the other written notice at least six (6) months prior to the end of the initial one-hundred twenty (120) month Purchase Term, the Supply Agreement shall automatically be extended for successive sixty
(60) month terms.

1.22 Total Payment. The "Total Payment" shall mean the Purchase Price plus the License Fee.

1.23 Year. "Year" shall mean each twelve (12) month period beginning with the commencement of the Purchase Term.

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1.24 Year 1. "Year 1" shall mean the first  twelve  month period of the Purchase
Term.

1.25 Year 1 Minimum Order. "Year 1 Minimum Order" shall be, for Year 1, the following minimum tablets ordered and, subject to Section 2.2.5.4., taken by
CENTRIX: at least 25% of the Firm Commitment by the end of the first quarter, at least 50% of the Firm Commitment by the end of the second quarter, at least 75% of the Firm Commitment by the end of the third quarter and 100% of the Firm Commitment by the end of Year 1. Notwithstanding anything to the contrary contained in this Supply Agreement, Centrix agrees that the first ________________________________________ of the Product, so long as such Product would have at least ____________ expiration dating at the commencement of the Purchase Term.

1.26 Year 1 Requirements. "Year 1 Requirements" shall be a firm commitment by Centrix to take and pay for the Year 1 Minimum Order as specified in Section 1.25.

1.27 Year 1 Termination Payments. "Year 1 Termination Payments" shall mean (i) $11,500,000 plus the Total Payments for any Option Tablets for which Centrix has placed a Binding Forecast during Year 1, minus (ii) the amounts paid by CENTRIX for the Year 1 Requirements, minus (iii) the amounts paid by CENTRIX for Option Tablets for which Centrix has placed a Binding Forecast during Year 1.

ARTICLE 2 - SUPPLY

2.1 Overview. Subject to the terms and conditions of this Supply Agreement, INTERPHARM shall exclusively manufacture, package and supply, and CENTRIX shall exclusively purchase and sell the Product from INTERPHARM throughout the Purchase Term. Subject to the provisions set forth in this Section 2.1, CENTRIX shall sell the Product in the Initial Territory only. Centrix may, at its own cost, seek to obtain any and all necessary approvals to sell, receive, warehouse, export, market or distribute the Product outside of the Initial Territory ("Outside Sales"). Interpharm shall not have any responsibility to obtain, or assist CENTRIX in obtaining approvals necessary for Outside Sales; provided, however, that Interpharm shall, upon CENTRIX'S written request, provide CENTRIX with data relating to INTERPHARM'S formulation and specifications for the Product (the "Data") if, at the time of the request, the following conditions are met:

2.1.1 CENTRIX pays all of Interpharm's costs associated with providing the Data;

      2.1.2 if CENTRIX is to provide the Data to a third party, such party shall have signed a confidentiality agreement with respect to the Data provided by Interpharm and shall agree to be bound by the exclusivity provision contained in this Section 2.1; and

      2.1.3 Interpharm provides its written consent to Outside Sales, which shall not be unreasonably withheld.

At all times during the Purchase Term, subject to other provisions in this Supply Agreement, Centrix must purchase at least the Year 1 Minimum Order or Minimum Order, as applicable, from INTERPHARM, and may purchase the Option Tablets. _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Beginning on the first day following the third month of the Purchase Term, and on or before the first day of each month thereafter, CENTRIX shall deliver to INTERPHARM a Forecast the first three (3) months of which shall be binding on CENTRIX and must be taken and paid for by it (the "Binding Forecast").


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2.2 Forecasts and Orders.

      2.2.1 Year 1 Orders. During Year 1, CENTRIX shall purchase from INTERPHARM the Year 1 Requirements and pay the Total Payments therefor. The Parties hereby agree that CENTRIX, by execution of this Supply Agreement, shall be deemed to have placed binding orders for the Year 1 Requirements and INTERPHARM, by execution of this Supply Agreement, hereby agrees to supply and deliver, on the terms set forth herein, the Year 1 Requirements. In the event that CENTRIX wishes to order more than the Year 1 Requirements in the first six (6) months of the Purchase Term, it must provide INTERPHARM with at least ninety (90) days prior written notice.

      2.2.2 After Year 1 Orders. After Year 1, CENTRIX must order and take the Minimum Order.

      2.2.3 Forecasts. Beginning on the first day following the third month of the Purchase Term, and on or before the first day of each month thereafter, CENTRIX shall deliver to INTERPHARM a Forecast the first three (3) months of which shall constitute a Binding Forecast.

      2.2.4 Supply Obligation. During Year 1, INTERPHARM shall be required to manufacture, supply and deliver to CENTRIX the Year 1 Requirements and, at CENTRIX's request, the Option Tablets. After Year 1, INTERPHARM shall be required to manufacture, supply and deliver to CENTRIX the Minimum Order and, at CENTRIX's request, the Option Tablets. To the extent that a Forecast calls for Product in excess of the sum of the Firm Commitment and Option Tablets divided by twelve (an "Excess Order"), INTERPHARM shall use Commercially Reasonable efforts to supply such quantities, but there shall be no penalty for a failure to do so.

      2.2.5 Orders. CENTRIX shall make all purchases hereunder by submitting to INTERPHARM firm written purchase orders, which shall be in a form mutually agreeable to both parties ("Purchase Order"). In the event of a conflict between the terms and conditions of any purchase order and this Supply Agreement, the terms and conditions of this Supply Agreement shall prevail.

2.2.5.1 Subject to Section 2.1, the Purchase Orders shall specify, without limitation nor exclusion, the description of the Product ordered, the quantity ordered, the Purchase Price, License Fee, Total Payment, the place of delivery and the required delivery date therefor, which shall not be less than ninety
(90) days after the date of such Purchase Order, and whether the INTERPHARM or CENTRIX Trade Dress is to be used.

Interpharm shall provide written confirmation to Centrix, of receipt of each Purchase Order that it receives from Centrix within three (3) business days of Interpharm's receipt of such Purchase Order. The confirmation shall include the number of tablets of each trade dress and configuration ordered by Centrix, and the requested date of delivery.

2.2.5.2 At its  discretion,  CENTRIX  may  specify  in a Purchase  Order that it desires to purchase the Product in bulk without packaging ("Bulk Orders"); provided, however, that (i) the Total Payment shall be the same as if the order was not for Product in bulk without packaging and (ii) ________________________________________________________________ 2.2.5.3 At its
discretion, CENTRIX may specify in a Purchase Order that it desires to purchase the Product in Bright Stock ("Bright Stock Orders");
_______________________________________________________________________________.

2.2.5.4 In the event that a Purchase Order is placed for delivery of the Product in any given Year pursuant to the terms of this Supply Agreement, CENTRIX is not in breach of this Supply Agreement, and INTERPHARM fails to deliver the Product by the date specified through no fault of CENTRIX, the sale of the Product shall be credited in the Year in which delivery was to be made under the terms of the Purchase Order.

2.3 Shipments. With the exception of Bright Stock which shall be delivered FOB INTERPHARM's warehouse (with freight to CENTRIX's warehouse being paid by Interpharm), delivery shall be FOB CENTRIX's warehouse. Delivery shall be no later than the delivery date specified by CENTRIX if such delivery date is in compliance with Section 2.2.5, and no later than one hundred twenty (120) days from the date of manufacture of the Product. For each delivery tendered by Interpharm more than thirty days (30) after the delivery date specified by Centrix in accordance with this Section 2.3, Centrix shall be entitled to a deduction of five percent (5%) of the Total Payment owed in connection with such delivery.

2.4 Shipment Preparation. With the exception of label artwork, which shall be provided by CENTRIX, INTERPHARM shall be solely responsible for the packaging, labeling and otherwise preparing for delivery of the Product in accordance with applicable federal and state regulations, including, without limitation, relating to the U.S. Food and Drug Administration. Nothing contained in this Section shall prevent CENTRIX from submitting Bulk Orders pursuant to Section
2.2.5.2 or orders in accordance with Section 2.2.5.3; provided, however, that if CENTRIX exercises such right(s), it, and not INTERPHARM, shall have the obligations set forth under this Section 2.4.

2.5 Billing and Payment. INTERPHARM shall invoice CENTRIX the Total Payment for all units in each shipment of Products delivered to CENTRIX. Payment terms shall be net thirty (30) days from date of receipt in CENTRIX's warehouse.

2.6 Security and Breach During Year 1. Notwithstanding anything to the contrary contained in this Supply Agreement, this Section 2.6 shall apply.

      2.6.1 Breach During Year 1. In the event that at any time during Year 1:

            2.6.1.1 CENTRIX shall fail to pay INTERPHARM as required under this Supply Agreement for any of the Year 1 Requirements for Product that has been delivered, and such failure to pay is not cured within ten (10) days of notice from Interpharm to Centrix, INTERPHARM may, in its discretion:

                  2.6.1.1.1 Terminate this Supply Agreement; and

                  2.6.1.1.2 Commence legal action against CENTRIX for (i) any amounts it has not been paid and (ii) the Year 1 Termination Payments; provided, however, that once INTERPHARM receives the monies owed to it under this Section 2.6.1.1, it shall, at CENTRIX's option, deliver the Product to CENTRIX to which the monies relate.

2.6.1.2 CENTRIX shall, at any time, fail to meet Year 1 Minimum Order, INTERPHARM may:

2.6.1.2.1 Terminate this Supply Agreement; and

2.6.1.2.2 Commence legal action against CENTRIX for (i) any amounts it has not been paid and (ii) the Year 1 Termination Payments; provided, however, that once INTERPHARM receives the monies owed to it under this Section 2.6.1.2, it shall, at CENTRIX's option, deliver the Product to CENTRIX to which the monies relate.

2.6.2 Breach After Year 1. In the event that, at any time After Year 1:

2.6.2.1 CENTRIX shall fail to pay for an order as required under this Supply Agreement, and such failure to pay is not cured within ten (10) days of notice from Interpharm to Centrix, INTERPHARM may, in its discretion:

      2.6.2.1.1 Terminate this Supply Agreement; and

      2.6.2.1.2 Commence legal action against CENTRIX for any amounts that have not been paid.

            2.6.2.2 CENTRIX shall fail to submit a Binding Forecast which is at least equal to the Minimum Order, INTERPHARM may, in its discretion:

                  2.6.2.2.1 Terminate this Supply Agreement; and

                  2.6.2.2.2 Commence legal action against CENTRIX for the Total Payments for the Minimum Order; provided, however, that once INTERPHARM receives the monies owed to it under this Section 2.6.2.2, it shall, at CENTRIX's option, deliver to CENTRIX, the Minimum Order.

            2.6.2.3 CENTRIX shall fail to take the Binding Forecast, INTERPHARM may, in its discretion:

                  2.6.2.3.1 Terminate this Supply Agreement; and

                  2.6.2.3.2 Commence legal action against CENTRIX for the Total Payment due for the Binding Forecast; provided, however, that once INTERPHARM receives the monies owed to it under this Section 2.6.2.3, it shall, at CENTRIX's option, deliver the Binding Forecast to CENTRIX.

ARTICLE 3 - QUALITY

3.1 Quality Control By INTERPHARM. Prior to execution of this Supply Agreement, INTERPHARM shall provide to CENTRIX the specifications for the Product. After execution of this Supply Agreement and for each manufactured shipment of the Product, a Certificate of Analysis, signed by a qualified representative of INTERPHARM, shall be forwarded to CENTRIX via facsimile at the time of shipment. INTERPHARM shall send via regular mail a copy of the Certificate of Analysis at the time of each shipment to CENTRIX, and the original will be filed at INTERPHARM, but shall be made available to CENTRIX upon request. INTERPHARM shall make available at its location to CENTRIX, upon its reasonable notice, the results of all quality control and/or quality assurance testing concerning the Product and/or the branded product, including, without limitation, for content, content uniformity, comparative dissolution, and stability, pursuant to the guidelines under applicable law and regulations and Interpharm's standard operating procedures, as they may be amended from time to time.

3.2 Quality Control By CENTRIX. Prior to any packaging of the Bright Stock Product, each repackager shall provide a letter of continuing guarantee, addressed to INTERPHARM and CENTRIX, which shall be reasonably satisfactory to INTERPHARM and CENTRIX, that the Product will be packaged, stored and handled at all times, in compliance with cGMP and all applicable laws and that the packaging facility currently, and shall be at all times, in compliance with cGMP and all applicable laws. The form of letter of continuing guarantee to be provided is annexed hereto as Exhibit D. CENTRIX hereby agrees that it will cause any repackager to provide the letter of continuing guarantee annexed hereto as Exhibit D.

3.3 Compliance of INTERPHARM Vendors. INTERPHARM is responsible for compliance assurance regarding cGMP of all vendors of pharmaceutical ingredients, product components, and testing services selected and purchased solely by INTERPHARM in association with supply of the Products to CENTRIX under this agreement. Changes to any supplier of pharmaceutical ingredients, product specifications, product components, or services will be (i) at Interpharm's discretion and (ii) under applicable law and regulations, and reasonable notice shall be provided to CENTRIX.

3.4 FDA Inspectional Findings, Notices or Letters. Each Party shall notify the other promptly of any written FDA Notices, Inspectional Observations or Warning Letters received by it and provide the other Party within 5 working days, suitable copies of such FDA communications.

3.5 Expiration Dating. INTERPHARM shall continue to run stability testing on the Product in ambient conditions so as to attempt to extend expiration dating through the period until the Product no longer passes such stability testing. Interpharm makes no representation as to the results of such testing. Interpharm agrees that at the commencement of the Purchase Term, the Product shall have _________________ expiration dating from the date of manufacture.

3.6 Rejection. CENTRIX may examine and test Products as it sees fit; provided, however, that CENTRIX shall give written notice to INTERPHARM of its rejection hereunder (a "Rejection Notice"), within Fifteen (15) days after CENTRIX's receipt of shipment of any Product that fails to conform to agreed specifications or other representations and warranties given by INTERPHARM herein. The Rejection Notice shall specify the grounds for rejection in detail. In the event that such Rejection Notice is not received within fifteen (15) days after CENTRIX's receipt of Product, such Product shall be deemed to be accepted by CENTRIX; provided, however, that in the event of a Hidden Defect, Product shall not be deemed accepted by CENTRIX at any time. After receipt of a Rejection Notice from CENTRIX, and upon reasonable notice by CENTRIX, INTERPHARM
(i) shall provide to CENTRIX copies of any Form 483 inquiries and responses relating to the Product, and (ii) may make available other records relating only to the Product, at its discretion and (iii) may allow CENTRIX access to at its facility during normal business hours, at its discretion. In the event that INTERPHARM provides written notice that it agrees with the grounds for rejection, CENTRIX may withhold payment for that shipment or the rejected portion thereof, if payment has not been made, and if payment has been made, INTERPHARM shall credit CENTRIX for that shipment.

      3.6.1 Hidden Defects. As soon as either Party becomes aware of a Hidden Defect in any Product lot, it shall immediately notify the other Party and the Batch involved, at CENTRIX's election, shall be deemed rejected as of the date of such notice, subject to INTERPHARM's right to dispute the notice as set forth below. In the event that the notice is not disputed, INTERPHARM shall refund all moneys paid for the shipment of Product involved.

      3.6.2 Disputed Rejection. In the event that INTERPHARM provides a written notice in which it disputes any of the grounds for rejection put forth by CENTRIX, such dispute shall be resolved by the decision of ___________________________________________, using validated test methods approved or accepted by FDA or USP including any methods or specifications described in post-approval commitments to FDA. The determination of the Lab with respect to all or part of any shipment of the Products shall be final and binding upon the parties and enforceable in any court of competent jurisdiction, but only as to the reasons given by CENTRIX in rejecting or recalling the shipment or portion thereof and shall have no effect on any other matter or issues for which said entity did not render a determination. The initial cost of the Lab shall be borne by CENTRIX (the "Rejection Initial Costs"). The losing Party shall bear all costs relating to the Lab, including the Rejection Initial Costs which shall be paid within thirty (30) days of the Lab's final determination. The Parties hereby agree to instruct the Lab, to the extent possible, to make a determination within thirty (30) days of submission.

3.7 Recalls. If any Product is recalled pursuant to FDA regulation or other applicable laws or because INTERPHARM or CENTRIX, in either of their discretion determine that a recall is necessary to protect the public health and such recall is due to a Party's gross negligence or willful misconduct or a material breach of any representation or warranty hereunder, then the Party whose conduct caused the need for the recall shall bear all out-of-pocket costs in connection with the recall, including, but not limited to, all notification letters, postage, phone calls, faxes, courier charges, and all shipping expenses. If the recalled Product is to be destroyed and the recall is due to INTERPHARM's gross negligence, willful misconduct or material breach, INTERPHARM, at CENTRIX's request, shall, at CENTRIX's sole discretion, replace free of charge said Product or issue a credit to CENTRIX's account or refund payment to CENTRIX. If such a recall is due to CENTRIX's gross negligence or willful misconduct or a material breach of any representation or warranty of CENTRIX hereunder, then CENTRIX shall bear all incremental out-of-pocket direct costs in connection with the recall, including, but not limited to, all notification letters and all shipping expenses. The parties agree to cooperate in case of a recall of any of the Product and provide such information as may be necessary to effectuate the recall and to satisfy any regulatory requests about the recall.

      3.7.1 Disputed Recall. In the event that either Party provides written notice to the other that it disputes any of the grounds for a recall, such dispute shall be resolved by a mutually agreeable independent expert with expertise in the area of the recall (the "Independent Expert"). The initial costs of retaining the Independent Expert shall be paid by the Party initiating the recall (the "Recall Initial Costs"). The losing Party shall bear all costs relating to the Independent Expert, including the Recall Initial Costs, as well as all costs relating to the recall and its consequences (including any monies previously paid with respect to the recall), which shall be paid within thirty
(30) days of the Independent Expert's final determination. The Parties hereby agree to instruct the Independent Expert, to the extent possible, to make a determination within thirty (30) days of submission.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1 Representations and Warranties by each Party. Each Party hereby represents and warrants to the other party as follows:

      4.1.1 Corporate Existence. Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

4.1.2 Authorization and Enforcement of Obligations. Such party (a) has the corporate power and authority and the legal right to enter into this Supply
Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Supply Agreement and the performance of its obligations hereunder. This Supply Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

4.1.3 No Conflict. The execution and delivery of this Supply Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any material contractual obligation of such party.

4.2 Covenants by Each Party. Each Party hereby covenants and agrees with each other that it shall not take any action, or fail to take any action, that would cause a violation of applicable law or regulations within or without the Initial Territory during the term of this contract. In addition, CENTRIX hereby covenants and agrees with INTERPHARM that it shall:

4.2.1 Within 30 days of any material change, furnish to INTERPHARM, for its information, any materials that are used primarily for the purpose of promoting the Product to physicians or pharmacists. Centrix also hereby agrees that all materials and activities relating to the marketing, promotion, offer for sale or sale of the Product ("Sales Activities") shall, in all respects, comply with all applicable laws relating to the marketing, promotion and sale of pharmaceutical products.

4.2.2 Be responsible for receiving, recording and responding to all inquiries or complaints from customers, as required by applicable law and regulations, and on a timely basis, including alleged adverse drug events relating to the Product. Each Party agrees to cooperate with the other Party and to provide all information reasonably necessary to investigate and respond to any such inquiries or complaints and each Party agrees to keep the other Party regularly and promptly informed of any complaints it receives relating to the Product and to notify the other Party of any adverse drug event reports coming to its attention during the Purchase Term;

4.2.3 Subject to Section 2.1, not, directly or indirectly, sell or cooperate with the Sale of Product outside of the Initial Territory, unless Interpharm has provided written notice to Centrix of its satisfaction that sale of the Product in a particular jurisdiction outside of the Initial Territory is permitted; and

4.2.4 Product supplied as Bright Stock or in any configuration by INTERPHARM shall be affixed only with Approved Labeling prior to CENTRIX introducing Product into interstate commerce.

ARTICLE 5 - REGULATORY MATTERS

5.1 Regulatory Documentation. INTERPHARM shall make available for CENTRIX to inspect all data, exhibits, analysis, and other documentation necessary for CENTRIX to insure INTERPHARM has met its regulatory requirements. CENTRIX may not remove any documentation from INTERPHARM without INTERPHARM's agreement, and will not allow any documents marked as confidential to be shown to other parties

5.2 Product Complaints. Each Party shall immediately inform the other by telephone and facsimile of quality, health or safety related concerns or inquiries that raise potentially serious and unexpected quality, health or safety concerns as to any of the Products. All such other information not involving any of the above shall be transmitted to the other party within three
(3) business days following receipt.

ARTICLE 6 - INDEMNIFICATION

6.1 INTERPHARM's Obligation to Indemnify. INTERPHARM agrees to indemnify, defend, and hold harmless CENTRIX, its respective employees, officers, directors, shareholders, agents and assigns against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees incurred by any of them arising out of any breach of any obligation hereunder or any representation, warranty or covenant by INTERPHARM hereunder. INTERPHARM also agrees to indemnify, defend and hold harmless CENTRIX, its respective employees, officers, directors, shareholders, agents and assigns against any and all Losses (as defined below) arising out of, relating to or in connection with a Manufacturing Defect if there is a finding by a court of competent jurisdiction that such Losses arose solely due to such Manufacturing Defect.

6.2 CENTRIX's Obligation to Indemnify. CENTRIX agrees to indemnify, defend and hold harmless INTERPHARM, its respective employees, officers, directors, shareholders, agents and assigns against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees incurred by any of them ("Losses") arising out of, relating to or in connection with any breach of any obligation hereunder or any representation, warranty or covenant by CENTRIX hereunder. CENTRIX also agrees to indemnify, defend and hold harmless INTERPHARM, its respective employees, officers, directors, shareholders, agents and assigns against any and all Losses arising out of, relating to or in connection with (i) the Sales Activities, (ii) any Outside Sales or (iii) the final processing of the Bright Stock or any Product supplied in bulk once in CENTRIX's possession; provided, however, that CENTRIX shall have no obligation to indemnify INTERPHARM with respect to (i), (ii) or (iii) above upon a finding by a court of competent jurisdiction that such Losses arose solely from a Manufacturing Defect.

6.3 LIMITATIONS ON INDEMNIFICATION. Notwithstanding provision in this Supply Agreement to the contrary, neither Party shall be:

      6.3.1 entitled to indemnification with respect to any claim or suit to the extent such claim or suit results from (i) its own negligence or willful misconduct, or (ii) any action to which it has consented in writing. In addition, the indemnification pursuant to this Article 6 shall be available only with respect to claims made by third-parties and not for a claim made solely by one Party against the other; or

6.3.2 liable to the other Party for any incidental, indirect, special, punitive or consequential damages, including damages for loss of anticipated profits, arising directly or indirectly out of or in connection with this Supply Agreement or the sale, use or defect of any Product.

6.4 Procedures for Control of Third Party Claims. The Party entitled to make a claim for indemnification under this Article 6 shall be referred to as the "Indemnified Party" and the Party required to indemnify such claim shall be referred to as the "Indemnifying Party." In order for an Indemnified Party to be entitled to any indemnification provided for under this Supply Agreement in respect of, arising out of or involving a claim or demand, made by any third party against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the Indemnifying Party in writing of the Third Party Claim within thirty (30) business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, upon notice to the Indemnified Party, to assume the defense thereof; provided, that (i) the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof, but the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Whether or not the Indemnifying Party defends or prosecutes any Third Party Claim, the Parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees or any other Indemnified Party available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld. In no event shall the Indemnifying Party settle any Third Party Claim if such settlement would impose any obligation or burden on the Indemnified Party, without the prior written consent of the Indemnified Party.

6.5 INSURANCE. Each Party shall carry products liability insurance in an amount at least equal to _________ with an insurance carrier reasonably acceptable to the other Party. Each Party shall name the other party as additional insured under such policy. A certificate(s) of insurance evidencing such coverage shall be delivered to the other party within ten (10) days prior to the date any such Products are first commercially sold by such party. Either Party can, at any time during the term of this Supply Agreement, require proof that it is covered under the policy of the other Party: the other Party shall have ten (10) days to provide evidence of such coverage.

6.6 LIMITATION OF LIABILITY. The liability of either party for any claim arising out of contract, negligence or strict liability in tort, or any other claim relating to this Supply Agreement, shall be limited to the actual damages suffered or incurred by a Party. Except for indemnification for infringement, in no event shall either party be liable for incidental or consequential damages, loss of business or profits, special or indirect damages of any nature whatsoever even if it has been advised of the possibility of such damages. Notwithstanding anything contained in this Section, INTERPHARM shall be able to collect all amounts set forth in Section 2.6. The limitations of liability stated in this Supply Agreement form an essential basis of the bargain between the parties and apply regardless of whether any limited remedy hereunder fails of its essential purpose. Nothing herein shall limit any right of recovery under any policy of insurance or any bond.

ARTICLE 7 -TERMS, TERMINATION

7.1 TERM. This Supply Agreement shall become effective as of the date first written above and shall remain in full force and effect through the end of the Purchase Term, or until earlier terminated as provided herein.

      7.2 TERMINATION. This Supply Agreement may be terminated at any time:

7.2.1 By INTERPHARM pursuant to the terms of Section 2.6;

7.2.2 by either Party if the other Party fails to remedy and make good any default in the performance of any condition or obligation under this Supply Agreement within sixty (60) days of the date a written notice of default is sent to the defaulting party thereof, (other than the failure to pay any amount due under this Supply Agreement, for which no cure period shall be available except as provided elsewhere.);

7.2.3 by either Party upon bankruptcy or insolvency of the other Party or placing of the business of such party in receivership; or

7.2.4 After Year 1, by CENTRIX; provided, however, that, (i) CENTRIX shall pay to INTERPHARM all monies owed to INTERPHARM, (ii) CENTRIX shall be responsible to take and pay for the Binding Forecast as of the date of termination pursuant to this Section 7.2.4, and (iii) INTERPHARM shall maintain all of its other rights pursuant to this Supply Agreement.

7.3 EFFECT OF TERMINATION. In the event that either Party has the right to terminate this Supply Agreement (the "Terminating Party"), this Supply Agreement shall automatically terminate, unless such Party notifies the other Party that it does not wish for the Supply Agreement to terminate, and the Terminating Party shall have the rights set forth in this Supply Agreement, as well as such other rights as to which it is entitled under applicable law. In the event of a termination of this Supply Agreement, CENTRIX may not utilize, or allow another party to utilize, directly or indirectly, in any way, the Data, in order to develop the Product or make sales of the Product in the Territory or Outside Sales, or for any other purpose. In the interest of clarity, in the event this Supply Agreement is terminated, any party supplying CENTRIX with Product may not utilize the Data in any way.

7.4 WAIVER. Failure to terminate this Supply Agreement following a breach or failure to comply with the terms and conditions of this Supply Agreement shall not be deemed a waiver of the non- breaching Party's defenses, rights or causes of action arising from such or any future breach or noncompliance.

7.5 CHANGE IN CIRCUMSTANCE. In the event that (i) generic versions of the Product are introduced into the market; and/or (ii) there are significant regulatory changes which affect the manufacture, distribution, sale, and
marketing   of  the  Product,   the  Parties   agree  to  discuss  such  changed
circumstances,  but  have  no  obligation  to vary  the  terms  of  this  Supply
Agreement.

ARTICLE 8 - CONFIDENTIALITY; NON ASSIGNABILITY

8.1 Non-Assignability. This Supply Agreement and the rights of the Parties hereunder shall not be assignable nor shall the obligations of either Party be delegable, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, provided that either Party may assign its rights or delegate its duties under this Supply Agreement without obtaining such consent, to any affiliate or to a successor in interest to the assigning Party's business (whether by sale of assets, stock, merger, or otherwise). In the event either Party seeks and obtains the other party's consent to assign or delegate its rights or obligations to another Party, or in the event of an assignment or delegation to an Affiliate, or to a successor in interest, the assigning party shall remain liable for its obligations hereunder.

8.2 Confidentiality. Except for literature and information intended for disclosure to customers, and except as may be required to obtain government approval to manufacture, sell or use a Product, or as may be required under applicable federal securities laws, each Party will treat as confidential the Confidential Information, and will take all necessary precautions to assure the confidentiality of such information. Each Party agrees to return to the other Party upon the expiration of the Purchase Term or termination of this Supply Agreement all Confidential Information acquired from such other party, except as to such information it may be required to retain under applicable law or regulation, and except for one copy of such information to be retained by such party's legal department or outside counsel. Notwithstanding the foregoing, all Data shall be shall be returned by CENTRIX to INTERPHARM upon termination of this Supply Agreement. Neither Party shall, during the period of this Supply Agreement or for five (5) years thereafter, without the other Party's express prior written consent use or disclose any such Confidential Information for any purpose other than to carry out its obligations hereunder. Each Party, prior to disclosure of such Confidential Information to any employee, consultant or advisor shall ensure that such person is bound in writing to observe the confidentiality provisions of this Supply Agreement. The obligations of confidentiality shall not apply to information that the receiving party is required by law or regulation to disclose, provided however that the receiving party shall so notify the disclosing party of its intent and cooperate with the disclosing party on reasonable measures to protect the confidentiality of the information.

8.3 Public Disclosure. Except for such disclosure as is deemed necessary, in the reasonable judgment of a Party, to comply with applicable laws, no announcement, news release, public statement, publication, or presentation relating to the existence of this Supply Agreement, the subject matter hereof, or either Party's performance hereunder will be made without the other Party's prior written approval, which approval shall not be unreasonably withheld. The Parties agree that they will use reasonable efforts to coordinate with respect to a joint press release relating to the existence of this Supply Agreement, as well as the Form 8-K to be filed by INTERPHARM relating to the same; provided, that with respect to such press release and the Form 8-K, INTERPHARM may make any statements deemed by its counsel to be necessary under applicable law.

ARTICLE 9 - FORCE MAJEURE

9.1 Force Majeure. No failure or omission by the parties in the performance of any obligation according to this Supply Agreement shall be deemed a breach of this Supply Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the party, including, but not limited to, strikes, riots, war, acts of God, invasion, fire, explosion, floods, delay of carrier, shortage or failure in the supply of materials, energy shortage and acts of government or governmental agencies or instrumentalities.

9.2 Obligations of the Parties in case of Force Majeure. In the event that due to force majeure either party hereto shall be delayed or hindered in or prevented from the performance of its duties or doing acts required under the terms of this Supply Agreement, the performance of such act, except for the obligation to pay amounts due under this Supply Agreement, shall be excused for the period of the delay. Notwithstanding the aforementioned, the party subject to force majeure shall take all reasonable steps to resolve the condition(s) forming the basis of force majeure.

ARTICLE 10 - MISCELLANEOUS

10.1 Governing Law. This Supply Agreement, and its enforcement, shall be governed by, and construed in accordance with, the laws of the State of New York (without regard for conflict rules thereof) and the United States.

10.2 Severability. Should any section, or portion, of this Supply Agreement be held invalid by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent authority or by legally enforceable directive of any governmental body, then such section or portion thereof shall be validly reformed so as to approximate the intent of the parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction; this Supply Agreement shall not otherwise be affected.

10.3 Waiver. The rights and remedies of the parties to this Supply Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Supply Agreement will operate as a waiver of any such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

10.4 Notices. All notices hereunder shall be deemed to have been delivered if by certified mail, return receipt requested, or if sent by facsimile, as follows.

If to INTERPHARM:

         Name:  Bob Sutaria
         Title:    President
         75 Adams Avenue
         Hauppauge, New York 11788

         If to CENTRIX PHARMACEUTICAL, INC.:
         Bob Booth
         President
         31 Inverness Center Parkway, Suite 270
         Birmingham, Alabama 35242

10.5 Survival. The provisions of Article 4, Article 6 and Article 8 of this Supply Agreement shall survive the termination of this Supply Agreement.

10.6 Counterparts. This Supply Agreement may be executed in two or more counterparts, each of which will be deemed to be an original of this Supply Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Any party to this Supply Agreement may deliver an executed copy hereof by facsimile transmission to another party hereto and any such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Supply Agreement.

10.7 Exhibits, Schedules. Any exhibits and schedules to this Supply Agreement, are herby incorporated by reference into and made a part of this Supply Agreement.

10.8 Signature Warranty. It is understood and agreed by the Parties that each represents and warrants to the other that the individual signing this Supply
Agreement on behalf of the Party is their duly authorized representative and that such individual's signature binds the Party represented to the terms of this Supply Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Supply Agreement to be executed by their duly authorized officers.

INTERPHARM HOLDINGS, INC.                    CENTRIX PHARMACEUTICAL, INC.

By: /s/ Bob Sutaria                          By: /s/ Bob Booth
   -----------------                            -----------------
Name: Bob Sutaria                            Name: Bob Booth

Title: President                             Title: President